Exhibit 10.52

AMENDED AND RESTATED AFFILIATE REVOLVING CREDIT AGREEMENT

THIS AMENDED AND RESTATED AFFILIATE REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of February 1, 2025 (the “Amendment Date”), by and between Lazarus Energy Holdings, LLC., a Delaware limited liability company and its affiliates (“Lender”), and Blue Dolphin Energy Company and each of its wholly owned subsidiaries (“Borrower(s)” and, together with Lender, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, Lender previously extended credit to Borrowers pursuant to certain promissory notes for working capital purposes;

WHEREAS, Borrower requested that the Lender provide additional extensions of credit as provided herein, all on the terms and subject to the conditions described herein;

WHEREAS, Lender extended additional credit to the Borrower(s) at its sole discretion under the Affiliate Revolving Credit Agreement; and

WHEREAS, Borrower(s) desire to increase the maximum amount of borrowings available by Lender under the revolving credit facility, and Lender is willing to increase the limit as of the Amendment Date as stipulated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.1 Loan(s).

(b)    Borrowing. Following the date hereof, Borrowers may at any time and from time to time, request to borrow and reborrow from Lender (an “Advance”) up to a maximum amount of borrowings outstanding of $10,000,000 in the aggregate. Lender shall consider Borrower’s request, and shall make a determination of such request(s) in light of satisfaction of all of the conditions set forth herein and other factors as determined by Lender, in its sole discretion. Lender shall not be obligated to make an Advance and shall not make an Advance if Lender disapproves of the proposed use thereof by Borrower for such Advance.

(c)    Interest. Borrower shall be charged interest on a daily basis for the outstanding balance of borrowings and accrued and unpaid interest under this Agreement. The interest rate to be paid by Borrower(s) shall be at a rate equal to the Wall Street Journal (“WSJ”) Prime rate plus two percent (WSJ Prime rate + 2.00%) per annum, compounded annually, and shall continue to accrue until paid. Interest shall be computed based on a 365-day year. Borrower agrees to pay interest on the outstanding balance monthly.

(d)    Schedules. Borrowings and accrued and unpaid interest hereunder shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender shall also attach and update on at least a quarterly basis Schedule I to this Agreement, detailing the balances and payments made hereunder during each fiscal quarter of Lender.

1.2    Repayment. Borrower(s) may repay at any time any and all outstanding borrowings hereunder without penalty. On the Maturity Date (defined below), Borrower(s) shall be obligated to repay in full the entire amount of outstanding borrowings hereunder plus accrued and unpaid interest thereon. Repayment of borrowings hereunder and interest thereon may be made in cash, set off against other obligations owed by Borrower(s) to Lender, between the Parties, or such other form as may be agreed by the Parties.

1.3    Term of Agreement. The term of this Agreement shall commence on April 1, 2024 (the “Effective Date”) and shall continue until April 30, 2025 (the “Initial Term”), unless terminated earlier as provided below or extended by the mutual agreement of the Parties. This Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term”), unless either party provides written notice of its intention not to renew at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as applicable. Each end of term, whether the Initial Term or any Renewal Term, shall constitute the maturity date for borrowings within the respective period (the “Maturity Date”). For the avoidance of doubt, the Maturity Date for the Initial Term shall be April 30, 2025.

1.4    Termination. Either Party shall have the right to terminate this Agreement upon the occurrence of any of the following events:

(a)    A material breach of this Agreement by either Party that is not cured within thirty (30) days after receipt of written notice of such breach from the other Party;

(b)    In no way limiting the foregoing, the Parties may terminate this Agreement by mutual consent memorialized in a writing reasonably satisfactory to both Lender and Borrower(s) upon sixty (60) days prior notice.

1.5    Miscellaneous. The terms set forth in Schedule A attached hereto are incorporated by reference herein and shall apply to this Agreement as if fully set forth herein.

(Signature Page Follows)

IN WITNESS WHEREOF, Lender and Borrower have each caused this Agreement to be executed on the date first written above.

LAZARUS ENERGY HOLDINGS, LLC	BLUE DOLPHIN ENERGY COMPANY

Jonathan P. Carroll Managing Member	Jonathan P. Carroll President

SCHEDULE A

Additional Terms

The term “Agreement” shall refer to the agreement to which this Schedule A is attached. To the extent that there is any conflict between any provision of this Schedule and any provision set forth in the body of this Agreement, the provision set forth in the body of this Agreement shall control.

A.

Governing Law. The internal laws of the State of Texas (without reference to its principles of conflicts of law) govern the construction, interpretation and other matters arising out of, relating to, or in connection with this Agreement, unless expressly provided otherwise in this Agreement.

B.

Notices. Any notice to be provided under this Agreement shall be provided by certified mail, return receipt requested, courier delivery, or by electronic means, such as facsimile or email. Notice shall be deemed to have been properly given upon receipt of such written communication at the following addresses of the parties (or such other addresses as may be specified in a subsequent written notice):

Lender:	Borrower(s):
To: Jonathan Carroll Lazarus Energy Holdings, LLC 801 Travis Street, Suite 2100 Houston, Texas 77002 jcarroll@lazarusenergy.com	To: Jonathan Carroll Blue Dolphin Energy Company 801 Travis Street, Suite 2100 Houston, Texas 77002 jonathan.carroll@blue-dolphin.com

C.

Binding Effect and Assignment. This Agreement binds and benefits the Parties and their respective successors and assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the written consent of Lender and Borrower(s), which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, Lender may assign this Agreement in connection with (a) a merger transaction in which Lender is not the surviving entity or

(b) the sale of all or substantially all its assets.

D.	Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force.

E.

Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. The signatures of the Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or e-mail transmission that includes a copy of the sending Party’s signature is as effective as signing and delivering the counterpart in person.

F.	Certain Expenses. Each Party will be responsible its own respective costs, fees and expenses relating to this Agreement and the transactions hereunder.

G.	Amendment. The Parties may amend this Agreement only by a written agreement signed by each of the Parties that identifies itself as an amendment to this Agreement.

H.

Waiver. No course of dealing and no delay or failure of any Party in exercising any right, power, remedy or privilege under this Agreement shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Parties under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permission, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

I.

Authority. Each Party represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

J.

Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES INCLUDING BUT NOT LIMITED TO LOST PROFITS OR BUSINESS INTERRUPTION DAMAGES, HOWEVER CAUSED BASED UPON ANY THEORY OF LIABILITY.

SCHEDULE I

Quarterly Loan Balances and Payments

Quarterly Period	Loan Amount Made During Quarter	Interest Accrued During Quarter	Outstanding Balance (Net of Repayment and Offsets) at End of Quarter